UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 15, 2008
Date of Report (Date of Earliest Event Reported)
ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
6740 Shady Oak Road,
Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices, including zip code)
952-943-6000
(Registrant’s telephone number, including area code)
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 15, 2008, ValueVision Media, Inc. (the “Company”) presented to the Company’s officers (except the CEO) a form of Key Employee Agreement (the “Key Employee Agreement”) providing for certain severance benefits in connection with a change in control and a subsequent termination of the officer’s employment. The form of Key Employee Agreement had been previously approved by the Human Resources and Compensation Committee of the Company’s Board of Directors. The Company will not enter into a Key Employee Agreement with its current CEO, John Buck.
     The Key Employee Agreement provides for payment of the following severance benefits if (1) an Event (as defined below) occurs during the period ending on the one-year anniversary of the date of the Key Employee Agreement, and (2) within one year after the occurrence of such Event, the officer’s employment is terminated involuntarily by the Company without Cause (as defined below) or voluntarily by the officer for Good Reason (as defined below):
•	Severance pay equal to 12 months of base salary (24 months for the COO, CFO and General Counsel)

•	Continued group medical and dental insurance for 12 months (24 months for the COO, CFO and General Counsel)
     Any such severance payments pursuant to the Key Employee Agreement will be reduced dollar-for-dollar by any other severance payment the officer is entitled to receive from the Company in connection with the termination of his or her employment. In order to receive the severance, the officer must sign a release of claims in favor of the Company and be in compliance with the terms of the Key Employee Agreement.
     As used in the Key Employee Agreement, an “Event” means (i) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company; (ii) a change in a majority of the Company’s Board; (iii) approval by the shareholders of a reorganization, merger, consolidation or statutory exchange the outstanding voting securities of the Company; or (iv) approval by the shareholders of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing, various exceptions set forth in the Key Employee Agreement might cause any of these events to not constitute an “Event” under the Key Employee Agreement.
     As used in the Key Employee Agreement, “Cause” means: (i) a material act or act of fraud which results in or is intended to result in the officer’s personal enrichment at the expense of Company; (ii) public conduct by the officer materially detrimental to the reputation of Company; (iii) material violation by the officer of any written Company policy, regulation or practice; (iv) the officer’s failure to adequately perform the duties of the officer’s position to the detriment of the Company; (v) commission of conduct constituting a felony; (vi) habitual intoxication, drug use or chemical substance use by any intoxicating or chemical substance; or (vii) a material breach by the officer of any of the terms and conditions of the Key Employee Agreement, which breach remains uncured 10 days after receipt by the officer of written notice of such breach.
     As used in the Key Employee Agreement, “Good Reason” means (i) a material reduction in the officer’s duties, responsibilities or authority; (ii) any material reduction (greater than 10%), in the aggregate, to the compensation and benefit plans, programs and perquisites applicable to the officer; (iii)

a material diminution in the duties, responsibilities or authority of the employee or officer to whom the officer is required to report; (iv) the Company requiring the officer to be based at any office or location more than 50 miles from the location at which the officer was previously based or the Company requiring the officer to travel on Company business to a substantially greater extent than previously required; or (v) any material breach of the Key Employee Agreement by the Company. In addition, for any of these circumstances to constitute Good Reason the officer must have given notice thereof to the Company which the Company failed to cure within 30 days.
     The foregoing summary of terms and conditions is qualified in its entirety by reference to the Key Employee Agreement, a copy of which is filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
10.1	Form of Key Employee Agreement for Officers (except John Buck)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALUEVISION MEDIA, INC.
/s/ Nathan E. Fagre
Nathan E. Fagre
Senior Vice President and General Counsel

Date: December 15, 2008

Exhibit Index

Exhibit
No.	Description

10.1	Form of Key Employee Agreement for Officers (except John Buck)